ADMINISTRATIVE SERVICES AGREEMENT


This Administrative Services Agreement ("Agreement") is entered into and effective as of May 29, 1998, between Transamerica Life Insurance and Annuity Company ("Transamerica"), a North Carolina corporation, and Legacy Marketing Group ("LMG"), a California corporation, with reference to the following facts:

A. Concurrently herewith Transamerica and LMG are entering into a certain Marketing Agreement pursuant to which certain insurance business is to be marketed by LMG.

B. That Transamerica desires to have LMG provide services to Transamerica with respect to this business and LMG is willing to provide such services, subject to the terms and conditions of this Agreement.

Based on the foregoing facts, LMG and Transamerica agree as follows:

1.   SERVICES

     1.1 From and after the date of this Agreement, LMG agrees to perform certain Transamerica accounting and service functions. Such accounting and service functions shall consist of the activities described in APPENDIX C, but only for the Policies recited in APPENDIX A. Consideration for such accounting and service functions is set forth in APPENDIX B.

2.   QUALITY AND LIMITATION OF SERVICES


     2.1 All services to be provided by LMG under this Agreement shall be performed in accordance with the policies and procedures mutually agreed by both parties, industry standards and in accordance with all applicable laws and regulations. Transamerica and LMG will use their best efforts to agree to and document within 60 days of execution of this Agreement the policies and procedures for all such services to be provided by LMG on behalf of Transamerica.


3.   HOLD HARMLESS AND INDEMNIFICATION

     3.1 Transamerica shall not be responsible for and LMG shall indemnify and hold Transamerica harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments, and liability which may be asserted against Transamerica or for which it may be held liable, caused by:

          (a) LMG's refusal or material failure to comply with the terms of this Agreement;

          (b) LMG's gross negligence or gross misconduct, or material breach of any representation or warranty of LMG hereunder.

          (c) LMG's failure to comply with federal, state or local laws or regulations, in the performance of its obligations hereunder (except for any such failure which results from LMG's following directions or instructions from Transamerica).

          (d) LMG's errors and/or mistakes in the use of Transamerica's FIN system and software used to calculate estimated settlement option payments.

          (e) Liability which arises primarily out of instructions which Transamerica receives from LMG with respect to the subject matter of this Agreement (to the extent that LMG is required to instruct and/or direct Transamerica in the performance of Transamerica's duties under this Agreement, and Transamerica reasonably relies on such instructions).

     3.2 LMG shall not be responsible for and Transamerica shall indemnify and hold LMG harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments, and liability which may be asserted against LMG or for which it may be held liable, caused by:

          (a) Transamerica's refusal or material failure to comply with the terms of this Agreement;

          (b)  Transamerica's gross negligence or gross misconduct,  or material
               breach  of  any   representation   or  warranty  of  Transamerica
               hereunder;

          (c) Transamerica's failure to comply with federal, state or local laws or regulations in the performance of its obligations hereunder;

          (d) Any aspect of LMG's method of processing, servicing, and marketing the Policies referenced in APPENDIX A if Transamerica has given LMG specific, written approval of such aspect of such method of processing, servicing and marketing such Policies. For purposes of the foregoing, the description of any aspect of the method of processing, servicing, and marketing the policies set forth in APPENDIX C of the Administrative Services Agreement shall be considered to be written approval by Transamerica of such aspect. Additionally, LMG may, from time to time, request Transamerica's written approval of some aspect of LMG's method of processing, servicing, and marketing the Policies. In such event, Transamerica shall respond to such request with Transamerica's written approval or disapproval within 14 business days or, if applicable, such shorter period as LMG shall notify Transamerica as necessary to enable compliance with any law or regulation or any provision of this Agreement or the Marketing Services Agreement. Any such request for approval from LMG to Transamerica under this Section 3.2(d) shall (a) include notice to Transamerica of the time in which Transamerica is required to respond, (b) include a statement that Transamerica's approval is requested pursuant to this Section 3.2(d) of this Agreement and
               (c) shall be directed to one of the authorized personnel listed in APPENDIX D of this Agreement.

          (e) Transamerica's errors and/or mistakes in its use of LMG computer software or computer hardware or its use of the control procedures pertaining to such computer software or computer hardware;

          (f) Liability which arises primarily out of instructions which LMG receives from Transamerica with respect to the subject matter of this Agreement (to the extent that Transamerica instructs and/or directs LMG in the performance of LMG's duties under this Agreement and LMG reasonably relies on such instructions;

          (g) Any failure of the policy features, policy forms, advertising materials, or any governmental filings made by Transamerica, to comply with applicable law, including but not limited to any state or federal insurance or securities laws.

     3.3 If any claim is made by a party which would give rise to a right or indemnification under paragraphs 3.1 and 3.2, the party entitled to indemnification (the "Indemnified Party") promptly will give notice of the claim to the party required to provide indemnification (the "Indemnifying Party"). The Indemnifying Party shall have the right, at its option and its own expense and by its own counsel, to participate in the defense of any such indemnified claim for which indemnification is provided by this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to control or represent the Indemnified Party in the defense of any claim.

     3.4 The provisions of this Agreement shall not be construed to require any party to be indemnified or held harmless for such party's own negligence.

     3.5 The indemnification provision of sections 3.1 and 3.2 of this Agreement shall not be construed to restrict or limit any indemnification provision which may be set forth in any other Section of this Agreement.

4.   ASSIGNMENT, MODIFICATION AND TERMINATION OF AGREEMENT


     4.1 Neither party may assign or delegate all or any part of its rights and/or duties under this Agreement without the written consent, as signed by one or more of the personnel shown on APPENDIX D, of the granting party.


     4.2 This Agreement may be modified or amended at anytime by mutual agreement of the parties, provided the modification or amendment is in writing, by one or more of the personnel shown on APPENDIX D or by any other authorized officer of such party. APPENDIX D may be modified by a party by notice to the other party, signed by an authorized officer of such party.

     4.3 The termination of this Agreement is governed by the following provisions:

          (a) LMG or Transamerica may terminate this Agreement with or without cause by twelve (12) months written notice to the other. This Agreement may be terminated by mutual agreement of the parties in writing at any time. LMG and Transamerica shall provide fifteen days' written notice of termination or cancellation of the Agreement to the appropriate Departments of Insurance. Transamerica shall fulfill any lawful obligations with respect to the Policies referenced by APPENDIX A of this Agreement, regardless of any dispute between LMG and Transamerica.

          (b) LMG shall provide Transamerica ninety (90) days written notice if LMG desires to increase its fees or charges to Transamerica or to change the manner of payment or to change any of the other terms and conditions of this Agreement. Transamerica must respond to such request within sixty (60) days of receipt. Processing fees, systems time and material rates may be increased annually. Such increase shall not exceed the current inflation factor, as determined by the applicable San Francisco-Oakland-San Jose Consumer Price Index-All Urban. If the inflation factor remains constant, the processing fees, systems time and material rates may be reviewed and mutually agreed by both parties to determine whether an increase is appropriate. Any such increase will be required to be mutually agreed upon by both parties prior to being implemented. Transamerica reserves the right to re-price any products or mandate the sale of affected products be ceased if LMG's proposed changes affects Transamerica's profitability of its products.


          (c) If either of the parties hereto shall materially breach this Agreement or be materially in default in the performance of any of its duties and obligations hereunder (the defaulting party), the other party hereto may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within forty-five (45) days after such written notice is given, then the party giving such written notice may terminate this Agreement by giving ninety (90) days written notice of such termination to the defaulting party.

          (d) Notwithstanding anything herein to the contrary, Transamerica or LMG may immediately terminate this Agreement with cause, upon written notice to the other. Cause is generally defined as fraudulent, criminal, unethical activity or blatant disregard for the terms and conditions of this Agreement, however this list is not exhaustive.


          (e)  Termination   of  this   Agreement   by   default  or  breach  by
               Transamerica shall not constitute a waiver of any rights of LMG in reference to services performed prior to such termination; termination of this Agreement by default or breach by LMG shall not constitute a waiver by Transamerica of any other rights it might have under this Agreement.


          (f) In the event that this Agreement is terminated, LMG agrees that, in order to assist in providing uninterrupted service to Transamerica, LMG shall offer reasonable analysis and programming assistance to Transamerica in converting the records of Transamerica from the LMG system to whatever service or system is selected by Transamerica, subject to reimbursement to LMG for such assistance at its standard rates as illustrated in APPENDIX B.

          (g) In the event that this Agreement terminates for any reason other than by mutual written agreement, as provided for above in
               Section 4.3(a), LMG and Transamerica agree that LMG, at Transamerica's option, will continue to provide the administrative services on behalf of Transamerica, as set forth in this Agreement, for up to one year from the date of such termination.

          (h) In the event either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the continuation, extension, or readjustment of all or substantially all of its obligations, other than those agreements entered into as part of LMG's normal course of business, the other party may immediately terminate this Agreement for cause.

          (i) Termination of this Agreement does not affect in any way the Marketing Agreement, executed concurrently herewith.


5.   RECORDS MAINTENANCE

     5.1 This Agreement shall be retained as a part of the official record of both LMG and Transamerica for the duration of this Agreement and for seven years after the termination of this Agreement.


     5.2 LMG will maintain complete books and records of all transactions between LMG, Transamerica and its policyholders. LMG will preserve detailed and adequate books and records of all administered transactions, among LMG, Transamerica and its policyholders, sufficient to permit the insurer to fulfill all of its contractual obligations to insured persons. These books and records shall be maintained in accordance with prudent standards generally accepted in business record keeping. LMG will maintain Transamerica's records intact and separate and apart from the records of any other carrier. The documentation will contain all pertinent documents in sufficient detail to identify the relevant dates, events, and persons participating in those insurance events. LMG will maintain complete records of all transactions taken pursuant to its Third Party Administrator license. The books and records shall be maintained throughout this Agreement and for ten years after the transaction to which they respectively relate.


     5.3 Transamerica shall own the records generated by LMG pertaining to Transamerica; however, LMG shall retain the right to continuing access to records to permit LMG to fulfill all of its contractual obligations. Transamerica and LMG shall have continuing right to access and copy all accounts and records maintained by LMG related to Transamerica's business. Any appropriately authorized governmental agency shall have access to all books, bank accounts and records of LMG and Transamerica for the purpose of examination, inspection and audit. All information contained in the aforementioned books and records, including the identity and addresses of policyholders shall be kept confidential, except that such information may be used in proceedings instituted against LMG or Transamerica.

     5.4 Transamerica shall be given on-line access during LMG's normal business hours to the Transamerica policy information maintained on LMG's policy administration system beginning on a date within thirty
          (30) days of such request and continuing until LMG ceases to provide services under this Agreement. Beginning on a mutually agreeable date after the volume of business reaches a level determined by Transamerica, LMG will allow on-line access to its accounting system during LMG's normal business hours. LMG will provide policyholder information on request by Transamerica within a time period mutually agreeable and appropriate with the request. Such access will continue until LMG ceases to provide services under this Agreement.


     5.5 In the event that LMG and Transamerica cancel this Agreement, LMG may, by written agreement with Transamerica, transfer all records to Transamerica or the successor administrator rather than retain them for the period referenced in Section 5.2. If LMG transfers the records to a successor administrator or to Transamerica, LMG is no longer responsible for retaining such records. The successor third party administrator shall acknowledge in writing in its agreement with Transamerica, or Transamerica itself shall acknowledge in writing, that it is responsible for retaining the records for which LMG had previously been responsible.

     5.6 LMG will be given on-line access during Transamerica's normal business hours to Transamerica's producer/agent database for the purpose of inquiring on such system prior to LMG processing agent appointments. Such access will continue until such time as LMG ceases to process agent appointments for Transamerica.


6.   TERM

     6.1 This Agreement shall remain in force and effect until such agreement terminates as provided for in Section 4.3 of this Agreement.

7.   GENERAL PROVISIONS


     7.1 LMG and Transamerica agree this Agreement is an honorable undertaking, and each agree to cooperate with the other in carrying out its provisions.


     7.2 If any clause, paragraph, term or provision of this Agreement shall be found to be void or unenforceable by any court of competent jurisdiction, such finding shall have no effect upon any other clause, paragraph, term or provision of this Agreement, and same shall be in full force and effect.

     7.3 For any notice under this Agreement, notice shall be sufficient and effective five (5) business days after deposit in the U.S. Mail, postage prepaid, return receipt requested, or upon receipt if delivered personally or by fax or facsimile or by a delivery service. Such notice shall be directed as follows:

          To LMG:
                               Legacy Marketing Group
                               Attn:  R. Preston Pitts, President
                               1179 North McDowell Blvd.
                               Petaluma, CA 94954

          To Transamerica:

                               Transamerica Life Insurance and Annuity Company
                               Attn:  William Scott, Senior Vice President
                               1100 Walnut Street, Suite 2400
                               Kansas City, MO 64106-2152

                               With a copy to:

                               Transamerica Life Insurance and Annuity Company
                               Attention: General Counsel
                               1150 South Olive
                               Los Angeles, CA 90015


     7.4 Each party expressly represents and warrants that it has the authority to enter into this Agreement and that it is not or will not be, by virtue of entering into this Agreement or otherwise, in breach of any other agreement with any other insurance company, association, firm, person, or corporation.

     7.5 The persons signing this Agreement on behalf of Transamerica and LMG warrant, covenant and represent that they are authorized to execute this document on behalf of such corporations pursuant to their bylaws or a resolution of their boards of directors.


     7.6 LMG shall, in all cases and at all times, observe and obey the rules, regulations, instructions and directives of Transamerica which are equitable and consistent with the terms of this Agreement. Transamerica may, from time to time and at any time, promulgate such rules, regulations, instructions and directions for its operations, and such shall not bind Transamerica in contravention thereof.

     7.7 LMG is an independent contractor. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between Transamerica and LMG, nor shall LMG's employees, Wholesalers or Producers be considered employees of Transamerica for any purpose.


     7.8 This Agreement is the result of mutual negotiations between the parties and shall not be deemed to have been prepared by either party, but by both equally. The headings of the several paragraphs contained herein are for convenience only and do not define, limit, or construe the contents of such paragraph.


     7.9 This Agreement, including APPENDICES A, B, C and D attached and the provisions thereof, constitute the entire agreement between the parties. This Agreement shall be governed and construed in accordance with the laws of the State of California. Any similar agreement signed prior to the execution dates below is null and void and abrogated hereby. No change, waiver, or discharge shall be valid unless in writing and signed by an authorized representative of the party against whom such change, waiver, or discharge is sought to be enforced. No delay or omission by either party to exercise any right or power shall impair such right or power or be construed as a waiver. A waiver by either of the parties of any of the covenants to be performed by the other or any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant.


     7.10 When a policy is issued to a trustee or trustees, a copy of the trust agreement and any amendment thereto, shall be furnished to Transamerica by LMG and shall be retained as part of the official records of both LMG and Transamerica for the duration of the policy and for six years thereafter.


     7.11 Any policies, certificates, booklets, termination notices or other written communication delivered by Transamerica to LMG for delivery to insured parties or covered individuals shall be delivered by LMG within ten (10) business days after receipt of instructions from Transamerica to deliver them.

     7.12 Payment to LMG of any premiums or charges for insurance by or on behalf of the insured party shall be deemed to have been received by Transamerica, and the payment of return premiums or claim payments forwarded by Transamerica to LMG shall not be deemed to have been paid to the insured party or claimant until such payments are received by the insured party or claimant.

     7.13 During the term of this Agreement and for one (1) year thereafter, Transamerica and LMG and any of their affiliates shall not, directly or indirectly, solicit for employment any person employed or working on the services provided hereunder within the preceding 12 months by the other party or any affiliate of the other party without the prior written consent of the other party, which shall not be unreasonably withheld; provided however; that (i) in the event either party uses the services of a professional recruiter and provides such recruiter solely with generic job duties and job descriptions (without making any reference to the other party or the party's affiliates) and such recruiter contacts a qualified candidate who happens to be an employee of the other party and that candidate initiates contact through a recruiter with that party, then that party may employ that employee, or (ii) in the event an employee of the other party responds to a general advertisement placed by a party, then that party may employ that employee.

     7.14 LMG shall provide reasonable access during normal business hours to any location from which LMG conducts its business and provides services to Transamerica pursuant to this Agreement to auditors designated in writing by Transamerica for the purpose of performing audits for Transamerica. Transamerica shall give reasonable advance written notice of an audit and include in that notice the matters which it will audit. LMG shall provide the auditors any assistance they may reasonably require. Such auditors shall have the right during normal business hours to audit any business record, activity, procedure, or operation of LMG that is reasonably related to LMG's responsibilities identified in this Agreement, including the right to interview any LMG personnel involved in providing or supporting such responsibilities.


     7.15 Each party shall be excused from performance for any period and to the extent that the party is prevented from performing any services, in whole or in part as a result of delays caused by an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond that parties reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning, or telecommunications equipment and such non-performance shall not be a default or a ground for termination. Notwithstanding the above, LMG agrees that it will establish and maintain reasonable recovery steps, including technical disaster recovery facilities, uninterruptable power supplies for computer equipment and communications and that as a result thereof LMG will use its best efforts to ensure that the Computer System shall be operational within 48 hours of a performance failure. Within ninety
          (90) days of the execution of this Agreement, LMG will establish a general business recovery plan. Such plan will include, at a minimum, procedures for answering calls; processing premium and on-line operation of LMG's administrative systems. A comprehensive business recovery plan will be implemented prior to December 31, 1998. LMG will forward copies of both plans to Transamerica for their records. LMG will provide for the off-premises site for storage of backup software for the operating systems and data files.

     7.16 In no event and under no circumstances, however, shall either party under this Agreement be liable to the other party under any provision of this Agreement for lost profits or for exemplary, speculative, special, punitive or consequential damages.

     7.17 Survival:  Sections 3, 4.3(f) and (g),  Sections 5, 7.13,  7.14, 7.15,
          9.2, 9.3 and 9.9 shall survive the termination of this Agreement.

8.   RESPONSIBILITIES OF TRANSAMERICA

     8.1  Transamerica will be responsible for the following:


          (a) It is the sole responsibility of Transamerica to provide for competent administration of the policies administered by LMG.

          (b) Transamerica shall be responsible for researching, obtaining and the registration of any trademarks issued by the Patent and Trademark office for the products jointly developed by LMG and Transamerica and any costs associated therewith.


          (c) With respect to claims that LMG is authorized to pay on behalf of Transamerica, Transamerica shall be responsible for any and all costs of litigation associated with the payment of such claims. These expenses shall include, but are not limited to, counsel fees and court fees.

          (d) Transamerica shall have sole responsibility for filing advertising materials in those states that so require prior to approving their use by LMG. All costs associated with such filings will be the responsibility of Transamerica.


          (e) Transamerica shall be responsible for the establishment and maintenance of any group trusts associated with such product filings and any costs associated therewith.

          (f) Transamerica shall be responsible for the processing of payments under the election of a settlement option by the beneficiary or owner. LMG's responsibilities as they relate to this function are detailed in APPENDIX C, Policyholder Services, Section 2. Transamerica will supply LMG with software to calculate estimated settlement option payments.


          (g) Transamerica shall be responsible for determining the benefits and claims payment procedures applicable to such coverage, if any.

          (h) Transamerica shall, at least semiannually, conduct a review of operations of LMG. At least one such review will be an on-site audit of the operations of LMG.

          (i) Currently, LMG does not perform medical underwriting for Transamerica, however, if granted such authority, LMG will comply with all underwriting standards established by Transamerica and adhere to all pertinent provisions contained in applicable Third Party Administrator statutes. Transamerica shall be responsible for the underwriting or other standards pertaining to the business underwritten by Transamerica.


          (j) Transamerica will provide certification for year 2000 compliance of all systems which have an impact on LMG no later than the second quarter of 1999.

          (k) LMG shall have no authority, nor shall it represent itself as having such authority, other than as specifically set forth in this Agreement. Without limiting the generality of the foregoing sentence, LMG specifically agrees that it will not do any of the following without the prior written consent of Transamerica:

               (i) Litigation: Institute or prosecute any legal proceedings in connection with any matter pertaining to the Services provided pursuant to this Agreement or Transamerica's business or accept service of process on behalf of Transamerica.

               (ii) Alterations:  Waive,  amend,  modify,  alter,  terminate  or change any term, provision or condition stated in any Policy Form or discharge any contract in the name of Transamerica, except as otherwise specifically provided in this Agreement, such policy forms or as a result of a complaint resolution.

               (iii)Advice  to  Policyholders/Prospective  Policyholders:  Offer
                    tax,  legal,  or investment  advice to any  Policyholder  or prospective Policyholder of Transamerica under any circumstances, with respect to a Policy or the Services provided pursuant to this Agreement.


     8.2 Transamerica shall immediately, within five (5) business days, provide LMG with written notice of any change of authority of persons authorized and enumerated in APPENDIX D to provide LMG with instructions or directions relating to services to be performed by LMG under this Agreement.

9.   RESPONSIBILITIES OF LMG

     9.1 LMG agrees to provide insurance coverages as appropriate and agreed to by Transamerica.

          (a) LMG will possess an adequate fidelity bond for any losses caused by the dishonesty of LMG's employees or agents (not Wholesalers or Producers) with limits of at least $3 million. LMG will also maintain adequate surety bond(s) as so required in the states which it is compelled to do so. LMG will file such bond, if so required, with the appropriate agency. The bond shall be executed by a corporate insurer authorized to transact business in the states which mandate the maintenance of such bond.

          (b) LMG will possess and maintain at all times errors and omissions coverage with a limit of not less than $2 million written by an insurer authorized to transact business in the states which mandate the maintenance of such insurance. Such coverage will comply with the requirements of the states in which such insurance coverage is required.

          (c) LMG will possess and maintain commercial, general and liability insurance with limits of not less than $1 million per occurrence combined single limit. Transamerica shall be named as an additional insured and such coverage shall be primary with respect to any other insurance maintained by Transamerica.

          (d) LMG will make available and encourage the purchase of a group Errors and Omissions plan with a limit of at least $1 million to its Wholesalers and Producers.

          (e) The above insurance coverages shall be provided by insurance companies with a minimum Best's rating A- or otherwise acceptable to Transamerica. Any deductible or self insured retention must be declared to and accepted by Transamerica in its reasonable discretion. Each insurance policy required by this contract shall be endorsed to state that such coverage can not be materially changed except after thirty (30) days prior notice (10 days in the event of non-payment of premium), has been given to Transamerica. LMG shall provide Transamerica with certificates of insurance and/or endorsements evidencing the above coverage within fifteen (15) days of each insurance policy renewal and within sixty (60) days of the execution of this Agreement.

     9.2 In the event malfunction of the LMG systems causes an error or mistake in any record, report, data, information or output under the terms of this Agreement, LMG shall at its expense correct and reprocess such records. LMG will reimburse Transamerica for any costs and/or expenses associated with such error or mistake. In the event Transamerica discovers any such errors or mistake it shall, within three (3) business days after discovery, notify LMG in writing of such error or mistake in any record, report, data, information or output received by Transamerica.

     9.3 LMG shall respond to all correspondence of a routine nature and other general functions necessary for satisfactory administration of the Policies referenced in APPENDIX A. LMG shall maintain complaint files and complaint logs to comply with applicable laws and regulations.

          If LMG receives:

          (a) notice of the commencement of any legal proceeding involving any of Transamerica's customers; or

          (b) a communication from any insurance department, other administrative agency or any other person identifying a complaint by any Transamerica customer or calling a hearing involving any Transamerica practice; or

          (c) written complaints regarding Transamerica Policies referenced in APPENDIX A from customers of Transamerica (oral complaints are directed to make such complaint in writing and therefore will be handled in accordance with such written complaint handling procedures); or

          (d) a demand or request by any court, government agency or regulatory body to examine any of the books and records of Transamerica relating to Policies or services.

          LMG will notify Transamerica within two (2) business days. LMG will send copies of any necessary documentation to Transamerica within three (3) business days.

          LMG and Transamerica will jointly develop a complaint handling process.

          LMG will maintain a file containing any correspondence relating to complaints received from Transamerica customers and/or government agency or regulatory body for a period of seven (7) years from receipt of the complaint letter.

          Transamerica will respond to summons and complaints commencing legal actions on its own behalf. Transamerica will also be responsible for the costs associated with responding to such summons and complaints commencing legal action on its own behalf.

     9.4  LMG  will   provide  a  written   notice,   approved   in  writing  by
          Transamerica, to policyholders advising them of the identity of Transamerica and LMG, and the relationship between LMG, the policyholder and Transamerica.

     9.5 LMG will only use advertising pertaining to the business underwritten by Transamerica that Transamerica has approved in writing in advance of its use. If so required, Transamerica shall obtain the prior approval of the appropriate Department of Insurance before approving advertising for use by LMG. Transamerica will also be responsible for all costs associated with obtaining such approval.

     9.6 LMG is responsible for system modification costs for initial new product development. LMG is not responsible for the costs associated for other modifications that are not necessary to the normal course of business. "New product development" will be defined and agreed on prior to development. Transamerica will reimburse LMG for any system modification costs requested that are beyond those necessary to the normal course of business at its standard rates illustrated in APPENDIX B.

     9.7 LMG warrants that the software will continue to function in accordance with its specifications in the processing of dates and date dependent data (including but not limited to calculating, comparing and sequencing dates starting with the year 1900) from the date of this Agreement through the year 2100, including leap year calculations. This warranty is independent of any other warranty provided in this Agreement and shall survive the expiration or termination of any other warranty provided. LMG will also provide certification for year 2000 compliance on Administrative and Accounting Systems prior to the end of the second quarter of 1999.

     9.8 LMG will comply with all of the relevant provisions contained in applicable Third Party Administrator statutes. If any provision of this Agreement is in conflict with the laws of the State which governs this agreement, such provision will be deemed to be amended to conform with such laws. Further, if the laws of the State which governs this Agreement require the inclusion of certain provisions of relevant statutes, this Agreement shall be deemed to be amended to conform with such laws.

     9.9 LMG will not use Transamerica's name, trademarks, logo, or the name of any affiliate of Transamerica in any way or manner not specifically authorized in writing by Transamerica.

          Transamerica will not use LMG's name, trademarks, logo or the name of any affiliate of LMG in any way or manner not specifically authorized in writing by LMG.

          Transamerica will provide to LMG electronic formats and camera ready art of its trademark, pyramid logo, digitized officers' signatures for use on Policy Forms and signature stamps of authorized personnel to be used exclusively for agent appointment forms filed with regulatory or government agencies. Those properties combined with the Transamerica marks listed below:

          Transamerica
          Transamerica Life Insurance and Annuity Company
          TALIAC
          Transamerica Life and Annuity
          Transamerica Life
          The Pyramid Logo

          make up the Transamerica marks and names ("Marks and Names") licensed herein. Any marketing name or service mark adopted by the parties to identify the Policies contemplated in this Agreement shall be owned by Transamerica and considered one of the Marks and Names.

          As Transamerica is an owner-authorized user of those Marks and Names, Transamerica desires to exercise control over the use of said Marks and Names. Transamerica desires to license the Marks and Names for use by LMG in the claims servicing, Policy servicing and administrative services outlined in this Agreement.

          Accordingly the parties agree as follows:

          (a) License of Marks and Names: Transamerica hereby grants a non-exclusive license unto LMG at no cost to use the Marks and Names solely in connection with the Services provided under this Agreement.

          (b) Manner of Use: LMG shall not use the Marks and Names in any manner or format which differs from the versions provided by Transamerica to LMG. If LMG deems a change in format for its limited use is necessary, a request for such change must be submitted in writing to Transamerica for its approval. Said request must include the version as originally supplied and the requested change, as well as the reason such a change is requested. Transamerica's approval of a request change shall not be unreasonably withheld.

          (c) Quality Control: LMG's usage of the Marks and Names shall be under the quality control of Transamerica as provided herein and shall comply with Transamerica's standards. As provided in
               Section 7.14, Transamerica may conduct reasonable audits of LMG's usage of the Marks and Names in relation to the services provided under this Agreement to ensure compliance with the terms set forth in this Section.

          (d) Indemnification: Transamerica shall protect, indemnify, defend and hold harmless LMG from any and all liability, damages, costs or expenses, including reasonable attorneys' fees incurred in connection with any claim or action arising from LMG's use of the Marks and Names, limited to causes of action sounding in state or federal trademark infringement and/or state or federal trademark dilution. This indemnification shall survive termination of this Agreement.

          (e) Termination: The license to use the Marks and Names shall terminate in accordance with the provisions of Section 6 of this Agreement. Any use of the Marks and Names that does not comply with the terms as set forth in this Section will be considered a default in the performance of LMG's material duties and or obligations. Upon termination under Section 6 of this Agreement, LMG shall cease and desist in the use of the Marks and Names, except for limited use in administering and servicing Policies issued prior to the date of termination.

10.  COMPUTER SYSTEM AND PROPRIETARY RIGHTS

     10.1 Definitions: As used in this Agreement, the following terms shall have such meanings:

          (a) "Administrative Computer System" or "Computer System" shall refer to all computer systems and related materials used by LMG to administer the Policies, including LMG proprietary software and third party licensed software comprised of computer programs and supporting documentation, including, but not limited to, source code, object code input and output formats, program listings, narrative descriptions and operating instructions and shall include the tangible media upon which the computer programs and supporting documentation are recorded as well as the deliverable forms and documents.

               LMG's proprietary software and third party licensed software are used to administer the Policies listed in APPENDIX A.

          (b) "Property" shall mean all property of either party including, but not limited to, data records, materials, supplies, computer software, customer records, premium information, underwriting files, customer lists, sales data, policyholder data, data on Wholesalers and Producers and any other distribution systems.

     10.2 Computer System. The Computer System will be and remain the property of LMG and Transamerica shall have no rights or interest in the Computer System except as provided in this Agreement. Modifications to the Computer System developed for Transamerica that are mutually agreed to be proprietary to Transamerica shall not be sold, licensed, transferred, assigned or otherwise distributed without the express written consent of Transamerica.

          (a) The Computer System currently uses the Leverage ALS/LCS/LPS System, licensed to LMG. Transamerica understands and agrees that, at LMG's option, the Licensed Software or any replacement software may be replaced at any time and from time to time, at LMG's expense, with other suitable software of LMG's choice.

               In the event that LMG decides to replace such licensed software, LMG agrees to test the replacement software prior to its installation to be certain that it will properly perform the services contemplated by this Agreement. LMG will provide Transamerica with reasonable notice prior to any such replacements.

          (b) LMG agrees to use its best efforts to convince Leverage to enter into an agreement with Transamerica. Such agreement shall provide, in substance, that should this Agreement terminate for any reason, then Leverage shall, at Transamerica's option, issue to Transamerica, or to a Transamerica affiliate specified by Transamerica, a license agreement to use the version of Leverage Computer System and modifications and enhancements done by LMG then currently used to service Transamerica's business. Any such agreement shall provide that the fee for any such license shall not exceed the current market price for the product.

               Notwithstanding the above, Transamerica understands and agrees that in no event shall LMG provide to Transamerica during the term of this Agreement or any extension thereto, access to Leverage proprietary software source codes, technical design documentation, detailed business or technical practices or techniques, confidential correspondence or documentation.

               LMG warrants that the Computer System is the property of LMG and utilizes software developed by or licensed to LMG. LMG further warrants that the use of the Computer System to provide the Services contemplated by this Agreement will not infringe upon or violate any patent, copyright, trade secret or other proprietary right of any third party. These warranties shall survive termination of this Agreement.

In witness whereof, the parties here to have executed this Agreement to take effect on the effective date specified.


LEGACY MARKETING GROUP


By	  /s/ R. Preston Pitts
	____________________________________________________________

Title	  President
	_________________________________________________________

Date	  5/29/98
	__________________________________________________________



TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY


By	  /s/ William N. Scott
	____________________________________________________________

Title	  Vice President
	_________________________________________________________

Date	  6/1/98
	__________________________________________________________

                                   APPENDIX A


                              GEOGRAPHIC TERRITORY:

                     *CONFIDENTIAL TERMS HAVE BEEN REDACTED


     The  District  of  Columbia  and all states  except New York and  currently
Alabama



                                  POLICY FORMS



LMG/Transamerica:
Multi Year Guarantee Product
Flexible Premium Deferred Annuity

Group Master Policy #    ___________________*



Policy #:                ___________________*




State required variations of the above referenced forms may be required.

                                   APPENDIX B

                     *CONFIDENTIAL TERMS HAVE BEEN REDACTED

                                 PROCESSING FEES

1.   Multi Year Guarantee Products

     a.   Acquisition Fees:       One time fee of $* per application received.


     b.   Maintenance:            $*  per inforce Policy per year to be paid
                                  weekly pro rata.

     c.   Terminations:           One time fee of $*  to be paid at time of
                                  surrender, maturity, election of a settlement option or death claim of each Policy.


     d.   Payment of Claims:      $*  per death claim paid by LMG in addition
                                  to the $* termination fee, as provided above in ss.c.


2. Agent Appointment and Termination: $* per agent appointment per state; $* per agent termination per state.


3.   Out-Of-Pocket Expenses


     a. In addition to the fees set forth above, LMG will forward to Transamerica on a monthly basis a bill for the out of pocket expenses listed below. Such invoice will include adjustments for any fees due to Transamerica from LMG as a result of Agent initial and renewal appointment fees which are due or have been collected from such Wholesalers and Producers. Transamerica will reimburse LMG with fifteen (15) days of receipt of such bill. If LMG does not receive reimbursement within fifteen (15) days, Transamerica will allow LMG to draw the following out of pocket expenses from the disbursement account. Out-of-pocket expenses are expenditures for the items such as those listed below and any other items agreed to in writing by the parties:*



     b.   Transamerica   will  be  responsible   for  cash  management  of  this
          disbursement account and LMG agrees to provide Transamerica records and information to properly perform this function.


4.   Systems Time and Materials Rates

     Under certain conditions as set forth in this Agreement, Transamerica will reimburse LMG for the costs of systems modifications or systems support at the following rates:

         Chief Information Officer                             $*  per hour
         Director--Technical Support                           $*  per hour
         Senior Programmer Analyst                             $*  per hour
         Programmer Analyst                                    $*  per hour
         Senior Business Analyst                               $*  per hour
         Project Manager                                       $*  per hour
         Business Analyst                                      $*  per hour
         Tester                                                $*  per hour

5.   Payment of Processing Fees.

     Transamerica will pay LMG the processing fees from 1 and 2 weekly. Fees from 1 and 2 will be paid by wire transfer within 5 days of receipt of such documentation.

6.   Compensation Not To Be Contingent

     This Agreement shall not provide for compensation, commissions, fees or charges which are contingent upon savings effected in the adjustment, settlement and payment of losses (the loss ratio) covered by Transamerica's obligations. In the event that LMG adjusts or settles claims on behalf of Transamerica, such compensation shall in no way be contingent on claims experience.

     This provision does not prevent the compensation of LMG from being based on premiums or charges collected or the number of claims paid or processed or performance-based compensation for providing auditing services. LMG will not receive any administrative compensation except as expressly set forth in this Agreement between LMG and Transamerica.

                                   APPENDIX C


                             SERVICES TO BE PROVIDED


These services, which do not represent a complete list of services to be provided by LMG, are to be performed by LMG in accordance with the policies and procedures mutually agreed to by both parties, applicable laws and regulations and reasonable industry standards. LMG will consult with and obtain Transamerica's approval prior to performing processing of items that are not covered in the policies and procedures documented in this Agreement or otherwise agreed upon by both parties.


1.   Services:


     Clerical Processing of Agent Appointment and Termination with States

     Appointment

     1. Review signed Producer Agreement for completeness and accuracy, input agent information into LCS system (LMG agent database).
     2. Conduct Background Investigation on Producer, including credit report, NAIC RIRS inquiry, Vector Check, state licensing check (in all States in which Producer requests appointment), criminal check, and past employment check.
     3. If Producer meets LMG/Transamerica hiring criteria, complete and mail all state required appointment forms or electronic transmission of appointment data to state.
     4. Depending on state criteria, once appointment is effective, input appointment information into LCS system for renewal tracking, new business processing and weekly transmission to carrier.

     Termination

     1. Complete and mail state required forms or electronic transmission to terminate agent's appointment in state(s).
     2. Update LCS with appropriate appointment termination into LCS system to prohibit new business processing. Weekly transmission of agent termination information to carrier.

     Appointment Renewal Processing

     1. LMG will forward to Transamerica within three (3) business days of a written request by Transamerica any Producer address that is required to be provided to a regulatory agency.

     Clerical Processing of Transfers (1035x, CD Money Market, Mutual Fund Qualified Transfers)

     1. Review all transfer documentation for completeness and accuracy, including receipt of all state specific forms (replacements).
     2.   Contact transfer institution for verification of account information.
     3. Mail required documentation including state specific forms to transfer institution.
     4.   Mail initial letter to applicant confirming receipt of application.
     5. Contact transfer institution on a regular basis until receipt of such funds.
     6.   Once all funds are received complete Contract Issue.

     Contract Issue

     1.   Review  all  annuity   applications  for  completeness  and  accuracy,
          including state product availability and agent licensing.
     2.   Input application into ALS administrative system.
     3.   Process any transfers, as previously defined.
     4.   Generate state specific policy forms.
     5.   Mail policy to Producer for delivery.
     6. Follow-up on any outstanding delivery requirements and delivery receipt.
     7. Once all outstanding requirements are received, apply the premium to policy, place the policy inforce and generate a commission payment to agent.

     Policyholder Service

     Includes  all   maintenance  on  all   certificates/policies   after  issue
     (inforce). Responsibilities include, but are not limited to, the following:

     1. Responding to all written or verbal consumer or agent inquiries regarding an inforce policy.
     2.   Clerical processing of the following financial transactions:
          Withdrawals   (including  systematic  withdrawal  income  and  Minimum
          Required Distributions).
          Partial surrenders.
          Full surrenders, including 1035X.
          Strategy transfers.
          Election of a settlement option by owner or beneficiary (however LMG will not process the actual payments under a settlement option). LMG will provide Transamerica with the all required documentation to process the payments under such election within ten (10) business days of receipt of completed forms.
          Free Look or Not Taken processing
          Additional Deposit(s)
          Claims processing, as defined in this Agreement
     3. Clerical processing of the following non-financial transactions. Address changes.
          Beneficiary changes.
          Ownership changes.
          Mailing of quarterly statements.
          Collateral Assignment.
          Review of legal documents (not limited to POA, Guardianship).
     4.   Maintain a toll-free telephone line for policyholders.

     Clerical processing is defined as reviewing requests to determine all state and carrier mandated forms have been completed, data entry into ALS (administrative system) to record such transaction and providing written confirmation to policyholder of such clerical processing.

     Maintenance of Policyholder Records

     LMG will be responsible for the maintenance of policyholder records. Specifically, LMG will maintain accurate and complete policyholder records according to the provisions of this Agreement. Paper records will be maintained in an offsite storage facility approved by Transamerica. Copies of all paper records will be permanently scanned with LMG's imaging system. Records of all transactions will also be maintained in LMG's administrative system.

     Data Processing Services - All data files provided to Transamerica will be in formats that are mutually agreed to by both parties. Month end cutoff for all accounting files will be the 21st of each month or the prior business day unless otherwise agreed upon by both parties.

     1. Maintenance of the general ledger for all premium and disbursement cash accounting as well as all policy related financial transactions.
     2. Within ten (10) days of month end LMG will transmit of the general ledger interface to Transamerica for financial statement preparation.
     3.   Maintain policy transaction data files.
     4. Transmission of policy transaction data files to Transamerica for the preparation of reserve calculations.
     5. Provide computer-accessible valuation data: account balance information, policyholder activity, and policy provision data (such as changing schedules of interest) at a sufficient level of detail to make Statutory Valuation and GAAP accounting possible without resorting to estimates. Create and transmit the data files with a sufficiently early effective date that they may be used by Transamerica before the calendar month end.
     6. Provide ledger input data whose end-of-month close date coincides with the effective date for the valuation data.
     7. Provide Transamerica with a complete file extract of all policyholder data from the administration system a minimum of once per month in a mutually agreed upon format. Such policyholder data is confidential and shall only be used by Transamerica for the purpose of performing demographic and marketing research. Any other use of such data requires prior written consent by LMG. More frequent updates or incremental updates will be provided at a mutually agreed upon date.

     Agent Compensation

     LMG is responsible for weekly processing and payment via check or ACH of first year and trailing commissions to its Wholesalers and Producers. Commission payments result from premium being applied to appropriate
     Transamerica policies. LMG is responsible for generating the weekly commission statements, maintenance of year to date commission information, and processing of the actual commission payment. Agent compensation amounts are determined by the Producer's LMG contract level, product type, age of annuitant and owner, and premium amount.

     Premium Accounting

     LMG is responsible for receiving premium checks and depositing into Transamerica depository bank account. The receipt of premium is recorded in the administrative system and a general ledger entry is created to record the deposit. However, LMG is not responsible for investing and managing these assets.

     Tax Reporting to Agents

     LMG will be responsible for the reporting on a yearly basis to its agents information on all commissions earned, as well as other compensation from incentive trips, etc. Such reporting to Wholesalers and Producers will consist of generating and mailing of 1099 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG policies and procedures comply with all state and federal regulations.

     Tax Reporting to Policyholders

     LMG is responsible for the reporting on a yearly basis to policyholders information regarding certain financial transactions on such Transamerica policies. Reporting to policyholders consists of generating and mailing of 1099 forms, Year End Account Balances and 5498 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG policies and procedures comply with all state and federal taxing authority regulations.

     Tax Reporting to Vendors

     LMG will be responsible for the reporting on a yearly basis to its vendors information on all compensation paid. Such reporting to vendors will consist of generating and mailing of 1099 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG's policies and procedures comply with all state and federal regulations.

     Tax Reporting to Beneficiary(ies)

     LMG is responsible for the reporting to beneficiary(ies) on a yearly basis information regarding receipt of lump sum claim payments. Reporting to beneficiary(ies) consist of generating and mailing of 1099 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG policies and procedures comply with all state and federal taxing authority regulations.


2.   Other Services:

     a.   Accounting Services

          (1)  Maintenance of general ledger system
          (2)  Reconciliation of all cash and suspense accounts monthly

          (3) Furnishing to Transamerica of all applicable data necessary for preparation of Transamerica NAIC Convention Blank
          (4) Furnishing to Transamerica of all applicable data necessary for preparation of the Transamerica corporate tax return
          (5) Furnishing to Transamerica of all applicable data necessary for preparation of the Transamerica GAAP financial statements
          (6)  Furnishing to  Transamerica  of all applicable data necessary for the preparation of the Transamerica unclaimed property reports
          (7)  Furnishing to Transamerica of monthly data sets of all applicable data necessary for the preparation of the Transamerica premium tax returns and payments


     b.   Actuarial Services
          (1)  LMG will assist and provide  actuarial  support to  Transamerica.
               LMG's   responsibilities   will  vary  by  each  product  jointly
               developed and may include:
               Provide initial product specification
               Provide competitive analysis for the product
               Define pricing assumptions
               Provide any necessary support for pricing assumptions
               Share deterministic pricing results
               Perform sensitivity analysis
               Provide final product specifications
               Define actuarial memorandum Provide
               Actuarial field support
               Monitor actuarial assumptions
               Assist in ongoing profit/pricing management of the business
          (2) LMG will draft initial policy forms and applications to be used for each product jointly developed. LMG will assist Transamerica in the completion and preparation of filing such forms. LMG's responsibilities will vary with each product jointly developed.

     c.   Advertising Material Development

          LMG will be responsible for the creation, printing and distribution of all advertising material used by LMG for such products jointly developed. However, LMG will obtain the necessary approval from Transamerica prior to use of such advertising material.


     It is LMG's intention to provide all administrative services, with the exception of the following:


     a. Administration after the election of a settlement option by Owner, and any subsequent payments after such election.
     b. Administration after the election of a settlement option resulting from a death, and any subsequent payments after such election.


3.   Collection and Disposition of Funds:


     All insurance premiums collected by LMG on behalf of Transamerica, and return premiums received from Transamerica, shall be held by LMG in a fiduciary capacity and will not be used as general operating funds of LMG. Such funds shall be immediately, within two (2) business days be remitted to the person or persons entitled to them or shall be deposited promptly, within two (2) business days, in a Premium Fiduciary Account. Such Premium Fiduciary Account will be held in the name of Transamerica. However, it will be established and maintained by LMG in a federally or state insured financial institution, separate and apart from any funds belonging to LMG or third parties.


     This Premium Fiduciary Account will at all times have a balance equal to contributions plus any interest earned less, authorized disbursements by Transamerica. If LMG is authorized to draw checks on the Premium Fiduciary Account, this will be clearly indicated on their face.

     LMG may not pay any claim by withdrawals from the aforementioned Premium Fiduciary Account. Withdrawals from the Premium Fiduciary Account shall be made as provided in this Agreement between LMG and Transamerica for any of the following:

     a.   Remittance to Transamerica, if so entitled to such remittance;

     b.   Deposit in an account maintained in the name of Transamerica;

     c. Transfer to and deposit in a claims-paying account, with claims to be paid as provided by Transamerica.

     LMG will maintain in a fiduciary capacity, Disbursement Accounts where Transamerica will fund the balance and LMG is authorized to make the following disbursements:

     a. Payment to LMG of its out of pocket expenses, as defined in Appendix B, Section 3a, and weekly commissions.

     b. Remittance of return premium to the person or persons entitled thereto.

     c. Any policy/certificate holder disbursements, including payment of claims.

     LMG will pay claims from funds collected on behalf of Transamerica and shall be paid only on drafts of, and as authorized by Transamerica. In the event that LMG receives monies to pay claims on behalf of Transamerica, such funds will be held in a fiduciary capacity. No deposits will be made into or disbursements made from this fiduciary account except for claims and claim adjustment expenses. This fiduciary account will at all times have a balance equal to the amount deposited less claims and claims adjustment expenses paid.

4.   Settlements/Reports:

     a. As agreed upon but no later than twenty (20) calendar days of the end of each month, the prior month's balance sheet activity shall be reconciled by LMG.

     b. As agreed upon, LMG shall provide service reports to Transamerica, including but not limited to the following items:
          (1)  General ledger report
          (2)  Premium and commission reports
          (3)  Claim reports
          (4)  Statutory reserve policy information
          (5)  FAS 97 detail policy information


     c. Daily, LMG shall provide to Transamerica, including but not limited to the following items:
          (1)  Cash control reports, beginning the first day of business

     d. Weekly (Monday, for the previous week's business activity), LMG shall provide to Transamerica, including but not limited to the following items:
          (1)  Copies of check registers
          (2) Bi-weekly--Transmission of general ledger data (including state code detail), beginning on a mutually agreeable date after the volume of business reaches a level determined by Transamerica to warrant daily updates

     e. As agreed upon but no later than twenty (20) calendar days of the end of each month, LMG shall provide to Transamerica, including but not limited to the following items:
          (1)  Copies of all bank reconciliations
          (2) All supplemental financial reporting information as requested by Transamerica
          (3)  Copies of tax reporting to policyholders and vendors


     f.   Miscellaneous ad hoc sales reporting.

5.   Claims Payment:

     All Policy claims services, with the exception of the adjudication of death claims not paid out as a lump sum, shall be performed by LMG on behalf of Transamerica. All Policy claims shall be investigated, processed and paid in accordance with the policies and procedures mutually agreed to by both parties. Transamerica's claim personnel who are specified in LMG's claims manual, (approved by Transamerica), shall be made available at Transamerica's expense to answer any questions that might arise from LMG's claims personnel relating to claims investigation, processing and payment of Policy claims.

     In addition to the foregoing, in the case of a decision by LMG that a Policy claim should be denied, LMG shall communicate its proposed action to appropriate Transamerica personnel who must agree and approve the proposed claim denial before the claims decision is finalized. LMG will communicate appropriate details of any proposed claim denial in accordance with notification procedures to be jointly developed by the parties. If no response is received within five (5) business days of transmission, LMG shall have the right to proceed on the basis that Transamerica is in agreement with the decision to deny the claim. All claims paid by LMG from funds collected on behalf of or for Transamerica shall be paid on only drafts or checks of and as authorized by Transamerica. All monies received by LMG to pay claims on behalf of Transamerica shall be held in an administrative capacity. No deposits will be made into, nor disbursements made from this fiduciary account, with the exception of claims and claims adjustment expenses. This fiduciary account will at all times have a balance equal to the amount deposited less claims and claims adjustment expenses paid. LMG is responsible for all correspondence with the claimant and preparation of the claim checks.

     For those claims referred to Transamerica by LMG, LMG will provide Transamerica with copies of the following:
     1) Policy records ( including but not limited to: all correspondence relating to the policy)
     2)   All correspondence with the claimant.
     3)   Diary screens.
     4)   Claim proofs.

6.   Service Standards

     Process                      Standard

     New Business

     Policy Issue                 Policy will be issued within 2 days of receipt
     Reissue                      Policy will be reissued within 5 days of
                                  receipt of request
     New Business Transfers       New business transfers will be mailed within 2
                                  days of receipt
     Transfer Follow-up           Transfers will be follow-up on every 10
                                  business days
     Agent Contracting            All new agent contracts will be reviewed and
                                  all necessary background investigation reports
                                  ordered within 5 days of receipt
     Appointment Processing       Agent appointment(s) will be completed within
                                  5 days of receipt
     Commission  Processing       Process and mail checks on Friday of each week
                                  for all complete new business applications
                                  received by Thursday of that week
     Commission Inquiries         Process and confirm within 2 business days
     Premium Deposit              Premium will be deposited the day it is
                                  received

     Policyholder Services

     Claims Processing            Process and approve within 6 business days of
                                  receipt


     Financial Transactions       Process and confirm within 10 business days of
                                  receipt
     Non-Financial Transactions   Process and confirm within 10 business days of
                                  receipt
     Customer Service Call Center

     Answer Rate                  80%
     Abandon Rate                 5%
     Average Hold Time            1 minute

     Turnaround   times   are   from   the   date   of   receipt   of   complete
     policyholder/beneficiary/Producer    documentation    or   approval    from
     Transamerica when applicable.

     LMG has communicated the above referenced service standards to our Wholesalers and Producers. To ensure continued Policyholder, Producer and Wholesaler satisfaction, LMG is committed to performing at these standard levels. LMG will provide Transamerica with reports showing their performance in the standards listed above. These reports will be provided on a monthly basis, unless otherwise agreed to by both parties. A timeframe will be determined and agreed to by both parties within thirty (30) days from the execution of this Agreement for items which are not currently being tracked by LMG.

                                   APPENDIX D


                        SCHEDULE OF AUTHORIZED PERSONNEL



                            Representing Transamerica

Authorized to modify this Agreement

T. Desmond Sugrue, Executive Vice President
William Scott, Senior Vice President

Authorized to provide day to day direction of LMG employees for items not covered in this Agreement

William Scott, Senior Vice President
Brian Hoyt, 2nd Vice President
Nancy DeWitt

                       Representing Legacy Marketing Group


Lynda Regan, Chief Executive Officer
R. Preston Pitts, President
David Skup, Chief Financial Officer

                                  AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT


The Administrative Services Agreement ("Agreement") as entered into on May 29, 1998 between Transamerica Life Insurance and Annuity Company, ("Transamerica"), a North Carolina corporation, and Legacy Marketing Group, ("LMG"), a California corporation, is hereby amended, effective May 29, 1998, as follows:


Add to 3.  HOLD HARMLESS AND INDEMNIFICATION:

         3.1

               (f) In addition to the foregoing, LMG shall indemnify and hold harmless Transamerica from and against any tax, interest or penalties imposed by the IRS or any state or local taxing authority on Transamerica, as well as any liability Transamerica may incur to Policyholders caused by or relating to LMG's failure to properly apply the rules under IRC Section 72, or its failure to (i) deposit the correct amount of income tax withholding on time; (ii) issue timely information returns; (iii) correctly process tax related transactions related to non-resident aliens; and (iv) correctly process tax related transactions related to death claims.

Add to 7.  GENERAL PROVISIONS:

               7.1 Section 9.2 shall also be deemed to survive the termination of this Agreement.



The parties agree as above

LEGACY MARKETING GROUP

By	 /s/ R. Preston Pitts
	____________________________

Title	 President
	_________________________

Date	 June 9, 1998
	__________________________


TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By	 /s/ William N. Scott
	____________________________

Title	 Vice President
	_________________________

Date	 June 3, 1998
	__________________________